ALFACELL CORPORATION


                                SUPPLEMENT NO. 2
                     TO PROSPECTUS DATED SEPTEMBER 13, 1996
          RELATING TO 3,767,787 SHARES OF COMMON STOCK, $.001 PAR VALUE


         On December 10, 1996 the Company's Common Stock commenced trading on the NASDAQ SmallCap Stock Market Securities system.


         All initially capitalized terms used herein shall have the same meaning as specified in the Prospectus.


                The date of this Supplement is December 10, 1996


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